Exhibit 4.2

EXECUTION COPY

FIRST AMENDMENT
TO
BA MASTER CREDIT CARD TRUST II
THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO THE BA MASTER CREDIT CARD TRUST II THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of July 8, 2015 (this “Amendment”) is by and among BA CREDIT CARD FUNDING, LLC, as Transferor (the “Transferor”), BANK OF AMERICA, NATIONAL ASSOCIATION (“BANA”), successor by merger to FIA Card Services, National Association, as Servicer (the “Servicer”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”).

WHEREAS, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of August 4, 1994 (the “Original Pooling and Servicing Agreement”);

WHEREAS, the Servicer and the Trustee have heretofore amended and restated the Original Pooling and Servicing Agreement through the execution and delivery of an Amended and Restated Pooling and Servicing Agreement, dated as of June 10, 2006 (the “Amended and Restated Pooling and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore amended and restated the Amended and Restated Pooling and Servicing Agreement through the execution and delivery of a Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, and a First Amendment thereto, dated as of June 3, 2011 (as so amended, the “Second Amended and Restated Pooling and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore amended and restated the Second Amended and Restated Pooling and Servicing Agreement through the execution and delivery of a Third Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2014 (as amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”); and

WHEREAS, pursuant to Section 13.01(a)(v) of the Pooling and Servicing Agreement, the parties hereto desire to amend the Pooling and Servicing Agreement to replace BACCS with BANA as seller of Receivables to the Transferor under the Receivables Purchase Agreement and to make such other revisions and amendments incidental to such replacement.

NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

ARTICLE II

AMENDMENTS

Section 2.01. Amendments to Section 1.01 of the Pooling and Servicing Agreement.

(a) The defined term “Account Owner” is hereby deleted in its entirety and replaced with the following:

“Account Owner” means (i) on and after the Merger Date, BANA, (ii) from and including October 20, 2006 to but excluding the Merger Date, FIA, and (iii) prior to but excluding October 20, 2006, MBNA America Bank, National Association, in each case at the applicable time, as issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

(b) The defined term “BACCS” is hereby deleted in its entirety.

(c) Paragraph (d) of the defined term “Eligible Receivable” is hereby amended by deleting the text “, BACCS,” where it appears therein.

(d) The defined term “Permitted Investments” is hereby amended by deleting the text “or BACCS” from the last sentence thereof in each of the two instances where it appears.

(e) The defined term “Receivables Purchase Agreement” is hereby deleted in its entirety and replaced with the following:

“Receivables Purchase Agreement” shall mean the Second Amended and Restated Receivables Purchase Agreement, dated as of July 8, 2015, by and between BANA, BACCS and Funding, and acknowledged and accepted by The Bank of New York Mellon, as Trustee, and BANA, as Servicer, as amended, supplemented or otherwise modified from time to time.

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(f) The defined term “Revolving Credit Agreement” is hereby deleted in its entirety and replaced with the following:

“Revolving Credit Agreement” shall mean the Second Amended and Restated Revolving Credit Agreement by and between Funding and BANA, dated as of July 8, 2015, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance therewith, or any substantially similar agreement entered into between any lender and Funding.

Section 2.02. Amendments to Section 2.04 of the Pooling and Servicing Agreement. (a) Section 2.04(b)(ii) of the Pooling and Servicing Agreement is hereby amended by deleting the text “, BACCS,” from the parenthetical therein.

                     (b) Section 2.04(b)(iv) of the Pooling and Servicing Agreement is hereby amended by deleting the text “, BACCS,” from the parenthetical therein.

                     (c) Section 2.04(d)(i) of the Pooling and Servicing Agreement is hereby amended by deleting the text “, BACCS,” from clause (B)(2) thereof.

Section 2.03. Amendments to Section 2.05 of the Pooling and Servicing Agreement. (a) Section 2.05(b) of the Pooling and Servicing Agreement is hereby amended by deleting the text “, BACCS,” from the proviso thereto.

                     (b) Section 2.05(e) of the Pooling and Servicing Agreement is hereby amended by (i) deleting the first reference to “BACCS” in the last sentence of that section and replacing such reference with “BANA”, and (ii) deleting the words “by BACCS” that are toward the end of the last sentence of that Section.

                     (c) Section 2.05(f) of the Pooling and Servicing Agreement is hereby amended by deleting the reference to “BACCS’s” and replacing such reference with “BANA’s”.

                     (d) Section 2.05(g) of the Pooling and Servicing Agreement is hereby amended by deleting the reference to “BACCS’s” and replacing such reference with “BANA’s”.

                     (e) Section 2.05(h) of the Pooling and Servicing Agreement is hereby amended by deleting the reference to “BACCS’s” and replacing such reference with “BANA’s”.

                     (f) Section 2.05(i)(xiv) of the Pooling and Servicing Agreement is hereby amended by deleting each reference to “BACCS” and replacing each such reference with “BANA”.

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Section 2.04. Amendments to Section 4.02 of the Pooling and Servicing Agreement. (a) Section 4.02(b) of the Pooling and Servicing Agreement is hereby amended by deleting the text “, BACCS,” from the first parenthetical therein.

                     (b) Section 4.02(c) of the Pooling and Servicing Agreement is hereby amended by deleting the text “, BACCS,” from the first parenthetical therein.

Section 2.05. Amendments to Section 9.01 of the Pooling and Servicing Agreement. (a) Section 9.01(b) of the Pooling and Servicing Agreement is hereby amended by deleting each reference to “BACCS” and replacing each such reference with “BANA”.

                     (b) Section 9.01(d) of the Pooling and Servicing Agreement is hereby amended by (i) deleting the reference to “BACCS” and replacing such reference with “BANA”, and (ii) deleting the text “, or the Account Owner shall become unable for any reason to transfer such Receivables to BACCS in accordance with the provisions of the applicable receivables sale agreement” appearing therein.

Section 2.06. Amendments to Section 11.01 of the Pooling and Servicing Agreement. Section 11.01(h) of the Pooling and Servicing Agreement is hereby amended by (i) deleting each reference to “BACCS” and replacing each such reference with “BANA” and (ii) deleting the reference to “BACCS’s” and replacing such reference with “BANA’s”.

Section 2.07. Amendments to Section 13.01 of the Pooling and Servicing Agreement. (a) Section 13.01(a) of the Pooling and Servicing Agreement is hereby amended by deleting clause (v) in its entirety and replacing it with the following:

(v) to replace BANA with an Affiliate of Funding as seller of Receivables to the Transferor under the Receivables Purchase Agreement and to make such other revisions and amendments incidental to such replacement;

ARTICLE III

MISCELLANEOUS

Section 3.01. Conditions Precedent. The amendments provided for by this Amendment shall become effective upon the satisfaction of the following conditions:

(a) The Transferor, the Servicer, and the Trustee each shall have received notification in writing from each of Fitch, Moody’s and Standard & Poor’s to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency;

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(c) The Transferor shall have provided an Officer’s Certificate to the effect that in its reasonable belief, this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholders under the Pooling and Servicing Agreement;

(d) The Trustee shall have received, addressed and delivered to it, an opinion of Counsel for the Transferor to the effect that this Amendment complies with all requirements of the Pooling and Servicing Agreement; and

(e) The Transferor, the Servicer, and the Trustee each shall have received counterparts of this Amendment, duly executed by the parties hereto.

Section 3.02. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument among the parties hereto shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

Section 3.03. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

Section 3.04. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Amendment involves at least $100,000.00, and (b) that this Amendment has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

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Section 3.05. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BA CREDIT CARD FUNDING, LLC,

Transferor

By: /s/ Keith W. Landis___________________

Name: Keith W. Landis

Title: V.P.

BANK OF AMERICA, NATIONAL ASSOCIATION,

Servicer

By: /s/ Keith W. Landis___________________

Name: Keith W. Landis

Title: V.P.

THE BANK OF NEW YORK MELLON,

Trustee

By: /s/ Leslie Morales_____________________

Name: Leslie Morales

Title: Vice President

[Signature Page to First Amendment to Third Amended and Restated Pooling and Servicing Agreement]